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                                                                    EXHIBIT 21.1



                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                                                 STATE OR OTHER JURISDICTION
NAME                                             OF INCORPORATION


@TV Media, LLC                                   Delaware
AtTV Media, LLC                                  Delaware
Disc Publishing, Inc.                            Utah
Durham & Company                                 Utah
Assam S.A.                                       France
Canada Services, Inc.                            Delaware
CIM/TVG, LLC (50% owned)                         Delaware
Continental Paper Company                        Delaware
DirectCom Networks, Inc.                         Delaware
EuroMedia Group, Inc.                            Delaware
Gemstar (B.V.I.) Limited                         British Virgin Islands
Gemstar Development Corporation                  California
Gemstar Development Limited                      United Kingdom
Gemstar eBook GmbH                               Germany
Gemstar eBook Group Limited                      California
Gemstar eBook Publishing, Inc.                   California
Gemstar eBook Technologies, Inc.                 California
Gemstar Holdings, Inc                            California
Gemstar Marketing GmbH                           Germany
Gemstar Marketing, Inc                           California
Gemstar Multimedia Ltd.                          Japan
Gemstar Technology Development Limited           Hong Kong
Gemstar Technology, Inc                          California
Gemstar-TV Guide International (HK) Limited      Hong Kong
Gemstar-TV Guide Interactive, Inc.               Delaware
G-TV Guide, LLC                                  California
Health - Gem Holdings, Inc.                      Delaware
I Holdings, Inc.                                 Delaware
Index Systems Inc.                               British Virgin Islands
Index Systems (Canada) Inc.                      Canada
InfoMedia, S.A.                                  Luxembourg
Interactive Prevue Guide, Inc.                   Delaware
Interactive Program Guide, Inc. (50% owned)      Japan
Interactive Sports Holdings, Inc.                Delaware
IPG Group, Inc.                                  Delaware
IPG International, Inc.                          Delaware
Les Editions 00h00 S.A.                          France
LMC Netlink Corporation                          Colorado
MYR Holdings, Inc.                               Delaware
Netlink USA                                      Colorado
Norpak Corporation (73% owned)                   Canada
ODS Properties, Inc.  (93.335% owned)            Delaware

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ODS Technologies, L.P. (93.335% owned)                    Delaware
Online Ventures-A, Inc.                                   Delaware
PM Holdings, Inc.                                         Delaware
Prevue Ventures, Inc.                                     Delaware

SkyMall, Inc.                                             Delaware
Skymall.com, Inc.                                         Nevada
Skymall Media Ventures                                    Nevada
Skymall Ventures, Inc.                                    Nevada
Sneak Holdings, Inc.                                      Delaware
Sneak Prevue, L.L.C.                                      Oklahoma
Sneak Resources, Inc.                                     Delaware
SNTV Holdings, Inc.                                       Delaware
SpaceCom Systems, Inc.                                    Delaware
StarSight Telecast, Inc.                                  California
Superstar/Netlink Group LLC (80% owned)                   Delaware
TDN, Inc.                                                 Delaware
Telluride Cablevision, Inc.                               Delaware
The i Tech Resource Group, LLC (93.335% owned)            Delaware
Trackside Live Productions, LLC (93.335% owned)           Delaware
TVG Holdings, Inc.                                        Delaware
TV Guide Affiliate Sales, Inc.                            Delaware
TV Guide Data Services, Inc.                              Delaware
TV Guide Direct, Inc.                                     Delaware
TV Guide Distribution, Inc.                               Delaware
TV Guide Enterprise Solutions, Inc.                       Delaware
TV Guide Entertainment Group, Inc.                        Delaware
TV Guide Interactive Group, Inc.                          Delaware
TV Guide Interactive, Inc.                                Delaware
TV Guide International IPG, Inc.                          Delaware
TV Guide International, Inc.                              Delaware
TV Guide Magazine Group, Inc.                             Delaware
TV Guide Media Sales, Inc.                                Delaware
TV Guide Media Services, Inc.                             Delaware
TV Guide Networks, Inc.                                   Delaware
TV Guide Online, Inc.                                     Delaware
TV Guide Productions, Inc.                                Delaware
TV Guide Properties, Inc.                                 Delaware
TV Guide Resources, Inc.                                  Delaware
TV Guide Technology Ventures, Inc.                        Delaware
TV Guide, Inc.                                            Delaware
TVGI Canada Services Company                              Canada (Nova Scotia)
TVG-PMC, Inc.                                             Delaware
TVSM Publishing, Inc.                                     Delaware
TVSM, Inc.                                                Delaware
United Video Properties, Inc.                             Delaware
United Video, LLC                                         Delaware
United Video TV, Inc.                                     Delaware
UV Acquisition Subsidiary, Inc.                           Delaware
UV Corp.                                                  Delaware
UV Interactive, Inc.                                      Delaware
UV Ventures, Inc.                                         Delaware
UVSG Companies, GP                                        Oklahoma
UVTV-A, Inc.                                              Delaware
UVTV-X, Inc.                                              Delaware
VCR Index Systems B.V.                                    Netherlands
VideoGuide, Inc.                                          Delaware
VOD Technology Holdings, Inc.                             Delaware
WCI Holdings, Inc.                                        Delaware
Westlink, Inc.                                            Colorado



            All subsidiaries are 100% owned unless otherwise noted.